Exhibit 10.2

Facility Letter

Ref. YBL/MUM/FL/222/2016-2017
August 18, 2017

Majesco Software & Solutions India Private Limited
805 President House,
Near Ambawadi Circle,
Ahmedabad 380 015

Dear Sir/Madam,

Sub: **Change in Rate of Interest**

We, YES Bank Limited (**"the Bank"**), refer to following facility letters/loan agreements executed by and between the Bank and M/s **Majesco Software & Solutions India Private Limited("the Borrower")**:

a) Facility Letter reference No. YBL/MUM/FL/231/2015-16 dated June 30, 2015;
b) Addendum Facility Letter reference No. YBL/MUM/FL/0619/ 2016-17 dated September 27, 2016;
c) Indeminity for Export Credit dated: June 18, 2015;

(Hereinafter collectively referred to as **"Documents"**), whereby the Bank has granted following credit facilities to the Borrower: -

S. No	Facility Description	Applicable Rate of Interest/ Commission	Security	Financial Covenant / Special Terms & Conditions
1	**Facility:** Pre Shipment in Foreign Currency (PCFC) [Existing Facility] **Amount:** INR 130,000,000/- (Indian Rupees One Hundred and Thirty Million Only) [Existing Facility reduced from INR 300 MM] **Purpose:** Working capital **Tenor:** Maximum of 3 months **Nature:** Redrawal permitted within availability period **Availability period:** 12 months subject to annual review	**Interest:** To be decided at the time of disbursement.	First Pari Pasu charge over the current assets of the borrower.	• Margin: 10% of Order amount • PCFC will be on running account basis • Counter parties for PCFC: ➢ Majesco UK Ltd ➢ Majesco, USA ➢ Majesco Software and Solutions Inc (MSSI) ➢ Majesco Canada Ltd (MCAN) ➢ Majesco Thailand Co. Ltd. ➢ Majesco Sdn Bhd (Malaysia) • Transactions will be for group companies of MSSIPL • Any incremental exposure/ disbursement beyond INR 100 MM to be backed by min 100%

For MAJESCO SOFTWARE AND SOLUTIONS INDIA PVT. LTD.

Director / Authorised Signatory

Page 1 of 5

YES BANK Limited, 23rd Floor, Senapati Bapat Marg, Elphinstone (W), Mumbai 400 013, India
Tel: +91(22) 3366 9000 Fax: +91(22) 2421 4500
Regd. & Corporate Office: Nehru Centre, 9th Floor, Discovery of India, Dr. A.B. Road, Worli, Mumbai 400 018, India.
Tel: +91(22) 6669 9000 Fax: +91(22) 6669 9060
Website: www.yesbank.in Email: communications@yesbank.in CIN - L65190MH2003PLC143249

Additional Rate of Interest: 2% over and above applicable rate of interest goodwill FDR with YBL in company or Majesco Limited. 1a Facility: Post Shipment Credit in Foreign Currency (PSCFC) [Existing Facility] [Sublimit of facility 1 above] Amount INR 130,000,000/- (Indian Rupees One Hundred and Thirty Million Only) [Existing Facility reduced from INR 300 MM] Purpose: Working capital Tenor: Maximum of 3 months Nature: Redrawal permitted within availability period Availability period: 12 months subject to annual review Additional Rate of Interest: 2% over and above applicable rate of interest Interest: To be decided at the time of disbursement. Same as facility 1 above LC and Non LC Backed Orders • Discounting of Group/ associate entities permitted • Any incremental exposure/ disbursement beyond INR 100 MM to be backed by min 100% goodwill FDR with YBL in company or Majesco Limited Discounted debtors under PSCFC to be deducted from Monthly SS. (Hereinafter collectively referred to as “the Facility/ies") Notwithstanding anything in the Documents or any other deed/documents/letters executed in pursuance thereof, the Borrower and the Bank hereby agrees, undertakes and confirms that with effect from __________, rate of the interest of the Facility/ies shall be governed by following provisions: The Borrower shall be liable to pay to the Bank interest on the amounts due under the Facility/ies at Applicable Rate of Interest prevailing on the date of first drawdown and such rate shall be applicable to all drawdown(s) till next MCLR Reset Date, and on MCLR Reset Dates, the Applicable Rate of Interest on all outstanding Facility/ies shall be reset to the Applicable Rate of Interest prevailing on such MCLR Reset Date. Page 2 of 5

b. For any subsequent drawdown(s) after the MCLR Reset Date, the Borrower shall be liable to pay to the Bank interest on the amount due under the Facility/ies at the Applicable Rate of Interest prevailing on such MCLR Reset Date and such rate shall be applicable to all drawdown(s) till subsequent MCLR Reset Date and on such subsequent MCLR Reset Date, the Applicable Rate of Interest on all outstanding Facility/ies shall be reset to the Applicable Rate of Interest prevailing on such subsequent MCLR Reset Date. The interest shall be paid by the Borrower on the last business day of each month/quarter. For the purpose of above clause "MCLR Reset Date" shall mean:- A. In case of 1M MCLR - 1st day of each calendar month; B. In case of 3M MCLR - 1st day of the month falling after three calendar months (including the month in which drawdown has been made) from the date of relevant drawdown and every 3 months thereafter; C. In case of 6M MCLR - 1st day of the month falling after six calendar months (including the month in which drawdown has been made) from the date of relevant drawdown and every 6 months thereafter; and D. In case of 1Y MCLR - 1st day of the month falling after twelve calendar months (including the month in which drawdown has been made) from the date of relevant drawdown and every 12 months thereafter; c. Notwithstanding anything contained hereinabove the Bank shall also be entitled (but not obligated) to reset the Spread on the Interest Reset Date, MCLR and MCLR Reset Date on first day of every subsequent month/quarter/half year/one year or at such frequency as the Bank deems fit. d. The Bank shall also have the right to reset the Spread and MCLR Reset Date consequent to any change in the MCLR. Further, the Bank shall have the right to reset the MCLR, MCLR Reset Date as well as the Spread upon occurrence of any of the following: a. RBI revising the standard provisioning requirements for banking assets; or b. RBI enhancing the risk weight age norms for banking assets; or c. RBI changing the norms for classification of banking assets; or d. downward revision in the credit rating of the Borrower and/or third party security provider by a Credit Rating Agency and /or internal ratings; e. occurrence of an event of default or potential event of default; or f. Bank's internal reviews and/or changes in externally prevailing directives of regulatory authorities; or g. RBI changing the methodology for computation of MCLR from time to time. e. Upon reset of the Spread in accordance with sub clause (c) and (d) above, the Bank shall notify to the Borrower of such reset and revised Applicable Rate of Interest and the Borrower shall, from the reset date, pay to the Bank interest on the Facility/ies at the revised Applicable Rate of Interest. f. If any interest remains unpaid on the due date, then the unpaid interest shall be compounded monthly. g. The interest rate/commission is subject to variation in consonance with RBI directions, statutory and regulatory requirements, conditions of money market, availability of loanable funds, internal policy of the Bank, etc. For the purpose of above clauses, the following definitions shall apply: Page 3 of 5

"Applicable Rate of Interest" shall mean Spread plus M/Y MCLR. (As per table below) S. No Facility Description Applicable Rate of Interest 1 Facility: Pre Shipment in Foreign Currency (PCFC) [Existing Facility] Amount: INR 130,000,000/- (Indian Rupees One Hundred and Thirty Million Only) [Existing Facility reduced from INR 300 MM] To be decided at the time of disbursement la Facility: Post Shipment Credit in Foreign Currency (PSCFC) [Existing Facility] [Sublimit of facility 1 above] Amount INR 130,000,000/- (Indian Rupees One Hundred and Thirty Million Only) [Existing Facility reduced from INR 300 MM] To be decided at the time of disbursement "Interest Reset Date" and every month/quarter/ half-year/ year thereafter. (As per table below) S. No Facility Description Interest Reset Date 1 Facility: Pre Shipment in Foreign Currency (PCFC) [Existing Facility] Amount: INR 130,000,000/- (Indian Rupees One Hundred and Thirty Million Only) [Existing Facility reduced from INR 300 MM] To be decided at the time of disbursement la Facility: Post Shipment Credit in Foreign Currency (PSCFC) [Existing Facility] [Sublimit of facility 1 above] Amount INR 130,000,000/- (Indian Rupees One Hundred and Thirty Million Only) [Existing Facility reduced from INR 300 MM] To be decided at the time of disbursement "MCLR" shall mean marginal cost of lending rate as determined by the Bank from time to time and announced / notified by the Bank on its website as its marginal cost of lending rate. "Spread" shall mean % ( per cent); (As per table below) Page 4 of 5

S. No Facility Description Spread 1 Facility: Pre Shipment in Foreign Currency (PCFC) [Existing Facility] Amount: INR 130,000,000/- (Indian Rupees One Hundred and Thirty Million Only) (Existing Facility reduced from INR 300 MM] To be decided at the time of disbursement la Facility: Post Shipment Credit in Foreign Currency (PSCFC) [Existing Facility] [Sublimit of facility 1 above] Amount INR 130,000,000/- (Indian Rupees One Hundred and Thirty Million Only) [Existing Facility reduced from INR 300 MM] To be decided at the time of disbursement Please also note that all other terms and conditions of Documents or any other deed/documents/letters executed in pursuance thereof remain unchanged, effective and applicable. The Documents and this letter shall be read together and harmoniously and the Documents shall stand supplemented and amended as provided hereinabove. Thanking you, Yours faithfully, YES BANK LIMITED Ameya Shripad Gundale Gurpreet Munial Executive Vice President Vice President Emerging Corporate Banking Emerging Corporate Banking We, Majesco Software & Solutions India Private Limited., hereby absolutely, unconditionally and irrevocably agree, accept and confirm acceptance of the above terms and conditions. Further, we also agree with the Bank that we shall abide by the terms and conditions contained in the Documents or any other deed/documents/letters executed in pursuance thereof remain unchanged save and except as modified by this letter. Signature(s) / Company’s Stamp Title: Date: 13/09/2017 Place: Navi Mumbai Page 5 of 5